As filed with the Securities and Exchange Commission on October 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLONY CREDIT REAL ESTATE, INC.

(Exact name of Registrant as specified in its charter)

Maryland	38-4046290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

515 S. Flower Street, 44th Floor

Los Angeles, CA 90071

(310) 282-8820

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David A. Palamé

590 Madison Avenue, 34th Floor

New York, New York 10022

(212) 230-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

David W. Bonser

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC. 20004

Tel: (202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share	47,936,489	$13.82	$662,482,277.98	$85,990.20

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of Class A common stock that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low prices for a share of Class A common stock as reported by the New York Stock Exchange on October 8, 2019.

PROSPECTUS

47,936,489 Shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time of up to 47,936,489 shares of Class A common stock, $0.01 par value per share (“common stock”), of Colony Credit Real Estate, Inc. by the selling stockholders identified in this prospectus or in supplements to this prospectus, including up to 3,075,623 shares of common stock that we may issue to certain holders of common membership units in Credit RE Operating Company, LLC (“OP Units”), a Delaware limited liability company and subsidiary of Colony Credit Real Estate, Inc., and to any of their pledgees, donees, transferees or other successors in interest upon tender of OP Units for redemption. See “Selling Stockholders.” This prospectus does not necessarily mean that the selling stockholders will offer or sell the common stock. We cannot predict when or in what amounts the selling stockholders may sell any of the common stock offered by this prospectus, whether or when any holders of OP Units will elect to redeem their OP Units or whether we will elect to satisfy any redemption of OP Units with cash or our common stock. The prices at which the selling stockholders may sell the common stock will be determined by the prevailing market price for the common stock or in negotiated transactions. We are not offering for sale any common stock in the registration statement of which this prospectus is a part. We will not receive any of the proceeds from sales of our common stock by the selling stockholders, but will incur expenses.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CLNC”. On October 10, 2019, the last reported sale price of our common stock on the NYSE was $13.89 per share. Our principal executive offices are located at 515 S. Flower Street, 44th Floor, Los Angeles, California 90071, and our telephone number is (310) 282-8820.

Investing in our common stock involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in the other information that we file with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks described under “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2019.

i

ABOUT THIS PROSPECTUS

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with different or additional information. Neither we, nor the selling stockholders, are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” on page 3 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Except where the context suggests otherwise, the terms the “Company,” “we,” ‘‘us,” and ‘‘our” refer to Colony Credit Real Estate, Inc., a Maryland corporation; “Colony Capital” refers to Colony Capital, Inc.; the “OP” and “Operating Partnership” refer to Credit RE Operating Company, LLC, a Delaware limited liability company and our operating company, and our “Manager” refers to CLNC Manager, LLC, a Delaware limited liability company, and a wholly-owned and indirect subsidiary of Colony Capital Operating Company, LLC ( “CLNY OP”).

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.clncredit.com. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	the portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2019 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019;

•	our Current Report on Form 8-K filed on April 26, 2019, May 1, 2019, May 3, 2019 and October 11, 2019; and

•	the description of our common stock included in our Registration Statement on Form 8-A filed on January 31, 2018.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Colony Credit Real Estate, Inc., as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony Credit Real Estate, Inc.

515 S. Flower Street, 44th Floor

Los Angeles, CA 90071

Attn: Investor Relations

(310) 282-8820

Our reports and documents incorporated by reference herein may also be found in the “Shareholders” section of our website at https://www.clncredit.com. Our website and the information contained on it or connected to it shall not be deemed to be incorporated into this prospectus or prospectus supplement or the registration statement of which it forms a part.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements:

•	operating costs and business disruption may be greater than expected;

•	the fair value of our investments may be subject to uncertainties;

•	any hindrance in executing our business and investment strategy, including the ability of the businesses in which we have a significant investment interest to execute their business strategy;

•	changes in market and economic conditions may adversely impact the commercial real estate sector and our investments;

•	our use of leverage could hinder our ability to make distributions and may significantly impact our liquidity position;

•

given our dependence on our external manager, an affiliate of Colony Capital, any adverse changes in the financial health or otherwise of our manager or Colony Capital could hinder our operating performance and return on stockholders’ investment;

•	our external manager may not be successful in locating or allocating suitable investments;

•	our external manager may be unable to retain or hire key investment professionals;

•	we may be unable to realize substantial efficiencies as well as anticipated strategic and financial benefits from the Combination (as defined herein);

•	we may be unable to maintain our qualification as a real estate investment trust (a “REIT”) for U.S. income tax purposes;

•	we may be unable to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; and

•	changes in laws or regulations governing our operations may impose additional costs on us or increase competition.

The foregoing list of factors is not exhaustive. We urge you to carefully review the disclosures concerning risks in the sections entitled “Risk Factors” appearing in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this prospectus. We are under no duty to update any of these forward-looking statements after the date of this prospectus, nor to conform prior statements to actual results or revised expectations, and we do not intend to do so.

OUR COMPANY

We are a commercial real estate, or CRE, credit REIT focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. CRE debt investments include senior mortgage loans, mezzanine loans, preferred equity, and participations in such loans and preferred equity interests. CRE debt securities primarily consist of commercial mortgage-backed securities, or CMBS (including “B-pieces” of a CMBS securitization pool), or CRE collateralized loan obligations, or CLOs (collateralized by pools of CRE debt investments). Net leased properties consist of CRE properties with long-term leases to tenants on a net-lease basis, where such tenants generally will be responsible for property operating expenses such as insurance, utilities, maintenance capital expenditures and real estate taxes. Our operating segments include the loan portfolio, CRE debt securities, net leased real estate, other, and corporate. Our target assets are included in different operating segments. Senior mortgage loans, mezzanine loans and preferred equity are included in the loan portfolio segment.

We intend to qualify as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. We conduct all of our activities and hold substantially all of our assets and liabilities through our Operating Partnership. At June 30, 2019, we owned 97.7% of our Operating Partnership, as its sole managing member. The remaining 2.3% is owned primarily by our affiliate as noncontrolling interests.

We are externally managed by a subsidiary of Colony Capital, a NYSE-listed global real estate and investment management firm with over $22 billion of total consolidated assets and over $43 billion of assets under management. As of June 30, 2019, Colony Capital owned approximately 36% of our common equity on a fully diluted basis, evidencing a strong alignment of interests between Colony Capital and our other stockholders.

The Combination

On January 31, 2018, we completed a combination of a select portfolio of CLNY OP assets and liabilities (the “CLNY OP Contributed Entities”), a select portfolio of assets and liabilities of NRF RED REIT Corp. (“RED REIT”), a Maryland corporation and indirect subsidiary of CLNY OP (the “RED REIT Contributed Entities”), substantially all of the assets and liabilities of NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), and all of the assets and liabilities of NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”) (collectively, the “Combination”). The Combination consisted of the following steps:

•

CLNY OP, together with one or more of its subsidiaries, contributed to us and our Operating Partnership the CLNY OP Contributed Entities and the RED REIT Contributed Entities, with CLNY OP receiving approximately 44.4 million shares of our Class B-3 common stock and RED REIT receiving approximately 3.1 million common membership units in our Operating Partnership (“OP Units”);

•

NorthStar I merged with and into the Company with the Company as the surviving corporation (the “NorthStar I Merger”), with stockholders of NorthStar I (including Colony Capital and its affiliates) receiving 42.1 million shares of our Class A common stock in exchange for outstanding shares of NorthStar I common stock as a result of the NorthStar I Merger in an all-stock transaction;

•

NorthStar II merged with and into the Company with the Company as the surviving corporation (the “NorthStar II Merger” and, together with the NorthStar I Merger, the “Mergers”), with stockholders of NorthStar II (including Colony Capital and its affiliates) receiving approximately 40.4 million shares of our Class A common stock in exchange for the outstanding shares of NorthStar II common stock as a result of the NorthStar II Merger in an all-stock transaction; and

•

We contributed to our Operating Partnership (i) the CLNY OP Contributed Entities, (ii) equity interests of NorthStar Real Estate Income Trust Operating Partnership, LP (“NorthStar I OP”), a Delaware limited partnership and the operating partnership of NorthStar I and (ii) the equity interests of NorthStar Real Estate Income Operating Partnership II, LP (“NorthStar II OP”), a Delaware limited partnership and the operating partnership of NorthStar II, and in connection with that transaction we received approximately 126.9 million OP Units.

As a result of the Combination, we assumed substantially all of the outstanding assets and liabilities of NorthStar I, all of the assets and liabilities of NorthStar II, the assets and liabilities of the CLNY OP Contributed Entities and the assets and liabilities of the RED REIT Contributed Entities. We conduct substantially all of our business through our Operating Partnership.

The shares of common stock being registered for resale hereby were acquired in the Combination, or have or will be issued to certain of the selling stockholders upon conversion of securities received in the Combination.

Corporate Information

We were formed as a Maryland corporation on August 23, 2017. Our principal executive offices are located at 515 S. Flower Street, 44th Floor, Los Angeles, CA 90071, and our telephone number is (310) 282-8820.

RISK FACTORS

Investing in common stock offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider any specific risks set forth under the section entitled “Risk Factors” in any applicable prospectus supplement and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flows, and might cause you to lose all or part of your investment in the offered securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements” for additional information regarding these forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders. We have agreed, however, to pay certain expenses relating to the registration of the common stock under applicable securities laws.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our capital stock and certain provisions of Maryland law, our charter and our bylaws is only a summary, and is qualified in its entirety by reference to the Maryland General Corporation Law, (the “MGCL”), our charter and our bylaws. For a complete description, refer to the MGCL, our charter and our bylaws, which are filed with the SEC and are incorporated herein by reference.

General

Our charter provides that we may issue up to 1,000,000,000 shares of stock, consisting of 950,000,000 shares of our common stock and 50,000,000 shares of preferred stock. As of October 10, 2019, there were 128,540,053 shares of common stock and no shares of preferred stock outstanding.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of shares of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. There will be no cumulative voting in the election of directors.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another form of entity, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by a majority of the corporation’s board of directors and thereafter approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions (other than amendments to the provisions of our charter related to the removal of directors and charter amendments, which each require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter) may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Dividends, Liquidation and Other Rights of Common Stock

Subject to the preferential rights of any of our other classes or series of stock, and subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock, holders of shares of our common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors, and declared by our board of directors out of assets or funds legally available therefor. Such holders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of its liquidation, dissolution or winding up or any distribution of its assets after payment or establishment of reserves or other adequate provision for all of our debts and liabilities and any class or series of stock with preferential rights related thereto, including our preferred stock.

Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our capital stock, shares of our common stock will have equal dividend, liquidation and other rights. Rights to receive dividends and other distributions on our common stock may be subject to the preferences established in the terms of any class of our capital stock that may be established in the future.

In the event of our liquidation, dissolution or winding up or any distribution of our assets, each holder of our common stock will be entitled to participate, together with any other class or series of stock not having a preference over our common stock, in the distribution of any remaining assets after payment of our debts and liabilities and distributions to holders of shares having a preference over our common stock.

Power to Reclassify Unissued Shares of our Capital Stock

Our charter authorizes our board of directors, without stockholder approval, to classify or reclassify any unissued shares of our common stock and classify any unissued shares of its preferred stock and reclassify any previously classified but unissued shares of its preferred stock into other classes or series of stock and set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of its assets) that might provide a premium price for holders of shares of our common stock.

Power to Increase or Decrease Authorized Shares of our Capital Stock and Issue Additional Shares of our Capital Stock

Our charter authorizes our board of directors, with the approval of a majority of our board of directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of authorized shares of our capital stock or the number of shares of our capital stock of any class or series that we are authorized to issue. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the NYSE. Our board of directors could authorize us to issue a class or series of our capital stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of shares of our capital stock or otherwise be in the best interest of our stockholders.

Conversion of the Company Class B Common Stock

Each share of our Class B common stock converted automatically into one share of our Class A common stock upon the close of trading on February 1, 2019 and each unissued share of Class B common stock was automatically reclassified as a share of Class A common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is currently listed on the NYSE under the symbol “CLNC.”

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND OUR BYLAWS

The following description of the terms of certain provisions of Maryland law and our charter and our bylaws is only a summary, and is qualified in its entirety by reference to the MGCL, our charter and our bylaws. For a complete description, refer to the MGCL, our charter and our bylaws, which are filed with the SEC and are incorporated herein by reference.

Our Board of Directors

Our charter and our bylaws provide that, subject to the rights of holders of one or more classes or series of preferred stock, the number of our directors may be established by our board of directors but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

There is no cumulative voting in the election of directors. In uncontested elections, directors are elected by an affirmative vote of the majority of the votes cast for and against each director nominee. In contested elections, directors are elected by a plurality of the votes cast. An election will be considered to be contested if (i) our secretary has received notice that a stockholder has nominated an individual for election as a director in compliance with the advance notice procedures of our bylaws and (ii) such nomination has not been withdrawn by the stockholder at least 10 days prior to the date that our proxy statement with respect to the meeting at which such nomination would be made is first released to stockholders and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. In any uncontested election of a director, any incumbent director who does not receive a majority of the votes cast with respect to the election of such director shall tender his or her resignation within three days after certification of the results, in accordance with our written corporate governance guidelines.

Our charter provides that we elect to be subject to a provision of Maryland law requiring that vacancies on our board of directors be filled only by the remaining directors and that any directors elected by our board of directors to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed only for cause (defined in our charter to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provisions in our charter and our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors (except by a substantial affirmative vote and only for cause) and filling the vacancies created by the removal with their own nominees.

Special Meetings of Stockholders

The Chairperson of our board of directors, our Chief Executive Officer, our President and our board of directors may call special meetings of our stockholders. A special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation that has 100 or more beneficial owners of its voting stock and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors of the corporation approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors of the corporation may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors of the corporation before the time that an interested stockholder becomes an interested stockholder for purposes of the statute. In accordance with this statute, our board of directors has exempted any business combinations between us and any person, provided that any such business combination is first approved by our board of directors. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to any future business combinations between us and any interested stockholders (or their affiliates) that are first approved by our board of directors, including any future business combination with CLNY OP or any of its current or future affiliates.

The business combination statute may discourage others from trying to acquire control of the Company in the future and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares (as defined below) of a Maryland corporation acquired in a control share acquisition (as defined below) have no voting rights except to the extent approved by the affirmative vote of the holders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are outstanding voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of a demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of the control shares acquired in a control share acquisition are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting us from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Amendments to Our Charter

Subject to the rights of any shares of preferred stock outstanding from time to time and except for its provisions relating to removal of directors and charter amendments (which each require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter may be amended only if declared advisable by our board of directors and approved by the affirmative vote of the holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter, except in limited circumstances where stockholder approval is not required under Maryland law or by a specific provision in our charter.

Dissolution

The dissolution of the Company must be declared advisable by our board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors then in office (even if the remaining directors do not constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our charter and our bylaws unrelated to Subtitle 8 of Title 3 of the MGCL, our Company already: (i) requires a two-thirds vote for the removal of any director from our board of directors (and only for cause); (ii) vests in our board of directors the exclusive power to fix the number of directorships, and fill vacancies; and (iii) requires, unless called by the Chairperson of our board of directors, President, Chief Executive Officer or our board of directors, the request of holders of a majority of outstanding shares to call a special meeting of stockholders. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to classify itself pursuant to the provisions of Subtitle 8 of Title 3 of the MGCL.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our board of directors; or (iii) by a stockholder of record at the time of giving notice, at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not before the 150th day or after the 120th day before the first anniversary of the date of our proxy statement for the solicitation of proxies for the election of directors at the preceding year’s annual meeting; provided, however, that in connection with our first annual meeting, not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only: (i) by our board of directors; or (ii) by a stockholder at a special meeting that has been called in accordance with our bylaws for the purpose of electing directors, provided that such stockholder is a stockholder of record at the record date set by our board of directors for the special meeting and has complied with the advance notice provisions of our bylaws. Stockholders generally must provide notice to our secretary no earlier than the 120th day before such special meeting and no later than the later of the 90th day before the special meeting or the 10th day after public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Our Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law (if we decide to be bound by such provisions by future action), the provisions of our charter relating to removal of directors and filling vacancies on our board of directors, the restrictions on ownership and transfer of our shares of stock and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in the best interest of our stockholders.

Indemnification for Liabilities of Our Directors, Officers and Controlling Persons

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in the form of money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of the ultimate entitlement to indemnification, (i) any present or former director or officer or (ii) any individual who, while a director or officer and at our request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager, employee, partner or agent, and who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in such capacity, and to pay or reimburse his or her reasonable expenses in advance of the final disposition of a proceeding. Our charter and our bylaws also obligate us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and permit us, with the approval of our board of directors, to provide the same (or lesser) indemnification and advancement of expenses to any of our or our predecessors’ employees or agents.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in the form of money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Upon application by one of our directors or officers to a court of appropriate jurisdiction and upon such notice as the court may require, the court may order indemnification of such director or officer if:

•

the court determines that such director or officer is entitled to reimbursement for expenses in a matter in which the director has been successful, in which case the director or officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct for which indemnification is permitted under the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under the MGCL; provided, however, that our indemnification obligations to such director or officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by us or in our right or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors and officers that require us to indemnify such directors and officers to the maximum extent permitted by Maryland law and to pay such persons’ expenses in defending any civil or criminal proceeding in advance of the final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders; (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or our bylaws; or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

For us to qualify as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the number of shares of our capital stock that a person may own. No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of the outstanding shares of all classes of our capital stock, which we refer to as the aggregate stock ownership limit. In addition, no person, including entities, may acquire or hold, directly or indirectly, shares of our common stock in excess of 9.8% (in value or number, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock, which we refer to as the common stock ownership limit and, together with the aggregate stock ownership limit, we refer to as the ownership limits.

Our charter further prohibits: (i) any person from beneficially or constructively owning shares of our capital stock that would result in us (A) being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year); (B) owning (directly or constructively) an interest in a tenant as described in Section 856(d)(2)(B) of the Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year during which such determination is made would reasonably be expected to equal or exceed the lesser of either (1) one percent of our gross income (as determined for purposes of Section 856(c) of the Code); or (2) the amount that would (or, in the sole judgment of our board of directors, could) cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; or (C) otherwise failing to qualify as a REIT; and (ii) any person from transferring our stock if the transfer would result, if effective, in our stock being owned by fewer than 100 persons. Any person who acquires or who attempts or intends to acquire shares of our capital stock that may violate any of these restrictions or who is the intended transferee of shares of our capital stock, which are transferred to a trust as described below is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as it may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT (or that compliance is no longer required for REIT qualification). Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the ownership limits, subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter. Additionally, our board of directors may increase or decrease the ownership limits for one or more persons and increase or decrease the ownership limits for all other persons subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter.

Any attempted transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void, and the intended transferee will acquire no rights in such shares. Any attempted transfer of shares of our capital stock which, if effective, would result in any other violation of the above limitations, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the proposed transferee will not acquire any rights in such shares. If the automatic transfer to the trust would not be effective for any reason to prevent the violation of the above limitations, then the transfer of that number of shares of our capital stock that otherwise would cause the violation will be null and void, and the intended transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the purported transfer.

Shares of our capital stock held in a trust pursuant to our charter will continue to be issued and outstanding shares of our capital stock. The prohibited owner will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of our capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary or beneficiaries. Any dividend or other distribution paid with respect to shares of our capital stock prior to the discovery by us that shares have been transferred to the trustee must be paid by the prohibited owner to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary or beneficiaries. Subject to Maryland law, effective as of the date that the shares of our capital stock are transferred to the trust, the trustee will have the authority, at the trustee’s sole and absolute discretion, to: (i) rescind as void any vote cast by the prohibited owner prior to the discovery by us that the shares have been transferred to the trustee; and (ii) recast the vote. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. Our board of directors may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred, if necessary to protect our qualification as a REIT. Furthermore, our charter grants our board of directors the authority to take other actions, including the redemption of shares of stock that it deems advisable to prevent a violation of the transfer and ownership restrictions described above.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee of the trust will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limits. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive the lesser of: (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee, net of any commission and other expenses of sale, from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends or other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, prior to us discovering that shares of our capital stock have been transferred to the trustee, the shares are sold by the prohibited owner, then: (i) the shares will be deemed to have been sold on behalf of the trust; and (ii) to the extent that the prohibited owner received an amount for the shares that exceeds the amount he, she or it was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (ii) the market price on the date we, or our designee, accepts the offer. We may reduce the amount payable to the prohibited owner by the amount of dividends or other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner.

Any certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding stock is required, within 30 days after the end of each taxable year, to give us written notice stating his, her or its name and address, the number of shares of each of our classes and series of stock that he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder must provide us with such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in the best interest of our stockholders.

SELLING STOCKHOLDERS

The shares of common stock being registered for resale under this prospectus (i) were acquired by Colony Capital Operating Company, LLC upon the automatic conversion of Class B-3 common stock of the Company that it acquired in connection with the Combination, (ii) may be acquired by NRF Red REIT Corp. upon redemption of OP units it acquired in the Combination and (iii) were acquired by NRF Holdco, LLC in connection with the Combination.

Each of the selling stockholders may from time to time offer and sell pursuant to this prospectus the common stock set forth opposite his or her name in the table below. The table below sets forth the names of the selling stockholders and the following information available to us as of the date of the prospectus:

•	the number of shares of common stock beneficially owned by the selling stockholders;

•	the maximum number of shares of common stock that may be offered for sale by the selling stockholders under this prospectus;

•	the number of shares of common stock beneficially owned by the selling stockholders upon completion of the offering; and

•	the percentage of our outstanding common stock beneficially owned by the selling stockholders upon completion of the offering.

Because the selling stockholders may offer all, some or none of the common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of common stock that will be held by the selling stockholders after completion of this offer. The following table has been prepared assuming that (1) all OP Units are tendered for redemption by the holders and that we issue common stock in redemption of such OP Units and (2) the selling stockholders sell all of our common stock beneficially owned by them (including any common stock issued in redemption of OP Units held by them) that have been registered by us and do not acquire any additional common stock during the offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their common stock. Likewise, we cannot predict whether or when any holders of OP Units will elect to redeem their OP Units or whether we will elect to satisfy any redemption of OP Units with cash or our common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

The selling stockholders listed in the table below may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Hereby	Common Stock Beneficially Owned After Completion of the Offering	Percentage of Outstanding Common Stock Beneficially Owned After Completion of the Offering(1)
Colony Capital Operating Company, LLC(2)(3)	47,987,552	47,936,489	51,063	*
NRF Red REIT Corp. (2)	3,075,623	3,075,623	0	*
NRF Holdco, LLC(2)(4)	3,537,045	3,537,045	0	*

*	Less than 1%.
(1)	Based on 128,540,053 shares of common stock and 3,075,623 OP Units outstanding as of October 10, 2019.
(2)

Colony Capital Operating Company, LLC (“CLNY OP”) is the operating company of Colony Capital, Inc., a New York Stock Exchange publicly traded company and the parent of our Manager. NRF Red REIT Corp. and NRF Holdco, LLC are wholly-owned subsidiaries of CLNY OP.

(3)	Includes an aggregate of 3,588,108 shares beneficially owned by the Manager, NRF Red REIT Corp. and NRF Holdco, LLC.
(4)	Includes 3,075,623 shares beneficially owned by NRF Red REIT Corp.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trades of these securities from time to time after the date of this prospectus. We have been advised by the selling stockholders that the selling stockholders or pledgees, donees or transferees of, or other successors in interest to, the selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of our common stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus. We will bear the fees and expenses incurred in connection with our obligation to register the resale of the common stock. However, the selling stockholders will pay all underwriting discounts, commissions and agent’s commissions, if any.

Determination of Offering Price by Selling Stockholders

The selling stockholders may offer their common stock pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the market, by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers.

The public price at which our common stock trade in the future might be below the prevailing market price at the time the registration statement of which this prospectus is a part becomes effective. In determining the prices at which the selling stockholders may offer their common stock from time to time pursuant to this prospectus, we expect selling stockholders to consider a number of factors in addition to prevailing market conditions, including:

•	the information set forth in this prospectus and otherwise available to selling stockholders;

•	the history of and prospects for our industry;

•	an assessment of our management;

•	our present operations;

•	the trend of our revenues and earnings;

•	our earnings prospects;

•	the price of similar securities of generally comparable companies; and

•	other factors deemed relevant.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock are listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•	block trades in which the broker-dealer will attempt to sell the stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing of options whether the options are listed on an option exchange or otherwise;

•

through the settlement of short sales (except that no selling stockholder may satisfy its obligations in connection with short sales or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under this registration statement); or

•	a combination of any such methods or any other method permitted by applicable law.

In connection with sales of our common stock, selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of our common stock in the course of hedging their positions. The selling stockholders may also sell our common stock short and deliver our common stock to close out short positions, or loan or pledge our common stock to broker-dealers that in turn may sell the common stock.

The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of our common stock which may be resold thereafter pursuant to this prospectus if our common stock are delivered by the selling stockholders. However, if the common stock are to be delivered by the selling stockholders’ successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the successors in interest as selling stockholders under this prospectus.

Selling stockholders might not sell any, or all, of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer our common stock by other means not described in this prospectus.

To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase of any agent, underwriter or broker-dealer(s), the name(s) of the selling stockholder(s) and of the participating agent, underwriter or broker-dealer(s), specific common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the common stock, and, if the selling stockholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell such pledged common stock from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholders, in order for the common stock to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, secured party or other successors in interest as selling stockholders under this prospectus.

In addition, any securities registered and offered pursuant to this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our common stock may be sold in such states only through registered or licensed brokers or dealers.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stocks to engage in market-making activities with respect to the particular stocks being distributed. All of the above may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Underwriting Discounts and Commissions, Indemnification and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of our common stock pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of our common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. Neither we nor any selling stockholder can presently estimate the amount of such compensation. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Selling stockholders who are registered broker-dealers or affiliates of registered-broker dealers may be deemed underwriters under the Securities Act.

Pursuant to a registration rights agreement between us and Colony Capital Operating Company, LLC and NRF Red REIT Corp., we have agreed to indemnify each selling stockholder, each person, if any, who controls a selling stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their officers, directors, members, managers, stockholders, partners, limited partners, agents, and employees, against specified liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and each of our directors and officers, and each person, if any, who controls us within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against specified liabilities arising under the Securities Act.

We have agreed, among other things, to bear all expenses, other than brokerage and sales commissions, fees and disbursements of the selling stockholders’ counsel, accountants and other advisors, and any transfer taxes, in connection with the registration and sale of our common stock pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Colony Credit Real Estate, Inc. appearing in Colony Credit Real Estate, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the schedules appearing therein), and the effectiveness of Colony Credit Real Estate, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of NorthStar Real Estate Income Trust, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement to which this prospectus is a part have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of NorthStar Real Estate Income II, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement to which this prospectus is a part have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. No fees will be borne by the selling stockholders, other than underwriting discounts and commissions. All amounts except the SEC registration fee and Financial Industry Regulatory Authority Inc. filing fee are estimated.

Filing Fee—SEC	$85,991
Fee—Financial Industry Regulatory Authority	99,873
Fees and Expenses of Accountants	70,000
Fees and Expenses of Counsel	75,000
Printing Expenses	10,000
Blue Sky Qualification Fees and Expenses	—
Fees and Expenses of Transfer Agent	5,000

Total	$345,864

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of the ultimate entitlement to indemnification, (i) any present or former director or officer or (ii) any individual who, while a director or officer and at our request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member or manager, employee, partner or agent, and who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in such capacity, and to pay or reimburse his or her reasonable expenses in advance of the final disposition of a proceeding. Our charter and our bylaws also obligate us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and permit us with the approval of our board of directors, to provide the same (or lesser) indemnification and advancement of expenses to any of our predecessor’s employees or agents.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in the form of money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Upon application by one of our directors or officers to a court of appropriate jurisdiction and upon such notice as the court may require, the court may order indemnification of such director or officer if:

•

the court determines that such director or officer is entitled to reimbursement for expenses in a matter which the director has been successful, in which case the director or officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or officer is fairly or reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct for which indemnification is permitted under the MCGL or has been adjudged liable for receipt of an “improper personal benefit” under MGCL; provided, however, that our indemnification obligations to such director or officer will be limited to the expenses actually or reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by us or in our right in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors and officers that require us to indemnify such directors and officers to the maximum extent permitted by Maryland and to pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit number	Description

2.1	Amended and Restated Master Combination Agreement, dated as of November 20, 2017, among Colony Capital Operating Company, LLC, NRF RED REIT Corp., NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NorthStar Real Estate Income II, Inc., NorthStar Real Estate Income Operating Partnership II, LP, Colony NorthStar Credit Real Estate, Inc. and Credit RE Operating Company, LLC (incorporated by reference to Exhibit 2.1 to Colony NorthStar Credit Real Estate, Inc.’s Registration Statement on Form S-4 (No. 333-221685) effective December 6, 2017).

3.1	Articles of Amendment and Restatement of Colony Credit Real Estate, Inc., as amended (incorporated by reference to Exhibit 3.1 to Colony Credit Real Estate, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018).

3.2	Second Amended and Restated Bylaws of Colony Credit Real Estate, Inc. (incorporated by reference to Exhibit 3.2 to Colony Credit Real Estate, Inc.’s Form 8-K (No. 001-38377) filed on June 25, 2018).

5.1*	Opinion of Hogan Lovells US LLP regarding validity of securities being registered.

8.1*	Opinion of Hogan Lovells US LLP regarding certain tax matters.

23.1*	Consent of Ernst & Young, LLP to Colony Credit Real Estate, Inc.

23.2*	Consent of Grant Thornton LLP to NorthStar Real Estate Income Trust, Inc.

23.3*	Consent of Grant Thornton LLP to NorthStar Real Estate Income II, Inc.

23.4*	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1).

23.5*	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 8.1).

24.1*	Power of Attorney (included on the Signature Page).

* Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California on October 11, 2019.

Colony Credit Real Estate, Inc. a Maryland corporation

By:	/s/ Kevin P. Traenkle
Name: Kevin P. Traenkle
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Traenkle, Neale W. Redington and David A. Palamé, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Traenkle Kevin P. Traenkle	Chief Executive Officer, President and Director (Principal Executive Officer)	October 11, 2019

/s/ Neale W. Redington Neale W. Redington	Chief Financial Officer (Principal Financial Officer)	October 11, 2019

/s/ Frank V. Saracino Frank V. Saracino	Chief Accounting Officer (Principal Accounting Officer)	October 11, 2019

/s/ Richard B. Saltzman Richard B. Saltzman	Chairman of the Board of Directors	October 11, 2019

/s/ Catherine D. Rice Catherine D. Rice	Director	October 11, 2019

/s/ Vernon B. Schwartz Vernon B. Schwartz	Director	October 11, 2019

/s/ Darren J. Tangen Darren J. Tangen	Director	October 11, 2019

/s/ John E. Westerfield John E. Westerfield	Director	October 11, 2019

/s/ Winston W. Wilson Winston W. Wilson	Director	October 11, 2019